UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 6, 2010

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-looking Information

Statements included in the accompanying press release that state Horace Mann Educators Corporation’s (the “Company”) or its management’s intentions, hopes, beliefs, expectations or predictions of future events or the Company’s future financial performance are forward-looking statements and involve known and unknown risks, uncertainties and other factors. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and the Company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of President and Chief Executive Officer

On October 6, 2010, the Company issued a press release announcing the retirement of Louis G. Lower II, its President and Chief Executive Officer, which is incorporated by reference herein. Mr. Lower has also resigned his seat on the Company’s Board of Directors.

With regard to Mr. Lower’s retirement and resignations, other than payments related to the previously disclosed nonqualified defined benefit pension plan provided in his employment contract, Mr. Lower will be receiving only those payments and benefits consistent with what any Horace Mann retiree would receive under the Company’s employee benefit and incentive compensation plans.

Since Mr. Lower is retirement eligible, he vests in any prorated bonuses and unvested stock-based awards. As a result, he is eligible to receive a cash bonus of approximately $250 thousand and vests in stock-based awards of approximately $3.7 million, based on the Company’s closing stock price of $17.78 on September 30, 2010.

All incentive compensation and other stock-based awards and pension benefits owed to Mr. Lower were previously being accrued over a pre-determined vesting period but, due to the acceleration of Mr. Lower’s retirement, the Company will be recording an additional expense of approximately $1.8 million pretax, or 3 cents per diluted share, in its fourth quarter 2010 financial statements.

Appointment of President and Chief Executive Officer

Within the Company’s October 6, 2010 press release, it announced the appointment of Peter H. Heckman, 65, as its President and Chief Executive Officer, effective October 6, 2010. That press release is incorporated by reference herein.

Election of New Board Member

Effective October 6, 2010, the Company’s Board of Directors elected Peter H. Heckman to hold office as Director, until the next Annual Meeting of Shareholders. With Mr. Lower’s retirement and Mr. Heckman’s election, the number of board members remains eight. There are no special arrangements or understandings between Mr. Heckman and any other persons under which he was selected to serve as a Director. Mr. Heckman was appointed to serve on the Board’s Executive Committee and Investment and Finance Committee.

Mr. Heckman, 65, is President and Chief Executive Officer of the Company. He joined the Company in 2000 as Executive Vice President and Chief Financial Officer. Mr. Heckman has over 35 years of experience in the insurance industry. He does not serve on additional Boards of Directors.

Appointment of Chief Financial Officer

Within the Company’s October 6, 2010 press release, it announced the appointment of Dwayne D. Hallman, 48, as its Chief Financial Officer, effective October 6, 2010. That press release is incorporated by reference herein.

Item 8.01:	Other Events

In the Company’s third quarter 2010 financial statements, a write-off of approximately $2.2 million pretax, or 4 cents per diluted share, of software development costs related to an upgrade of the Company’s property insurance administration system will be recorded.

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated October 6, 2010 announcing the retirement of CEO Louis Lower and Naming of Peter Heckman as CEO and Dwayne Hallman as CFO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
	Name:	Bret A. Conklin
	Title:	Senior Vice President & Controller
(Principal Accounting Officer)

Date: October 6, 2010

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